Certified Public Accountants

EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Plan Administrator
HCC Insurance Holdings, Inc. 401(k) Plan:
We consent to the incorporation by reference in the Registration Statement of HCC Insurance Holdings, Inc. on Form S-8 (No. 333-68771) of our Report dated June 25, 2008, on our audit of the financial statements of the HCC Insurance Holdings, Inc. 401(k) Plan as of and for the years ended December 31, 2007 and 2006, which report is included in this Annual Report on Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
June 25, 2008